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                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                       to
                              THE BANK OF NEW YORK
                        (formerly Irving Trust Company),
                                     Trustee




                                 --------------


                       FIFTY-THIRD SUPPLEMENTAL INDENTURE

                           Dated as of March 11, 1998


            (Supplemental to Indenture of Mortgage and Deed of Trust
                            dated as of June 1, 1947)


        Making Provision for Certain Changes to the Indenture of Mortgage and Deed of Trust With the Consent of Holders of Bonds


               The Mortgage of which this instrument forms a part
                   covers real property, personal property and
                                    chattels.



           The above-described Indenture of Mortgage and Deed of Trust contains after-acquired property provisions
              (subject to certain limitations on such provisions as
               therein expressed and subject to Article 6 of this
                      Fifty-third Supplemental Indenture).



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63028791.15                                                   Document No. 503

         FIFTY-THIRD SUPPLEMENTAL INDENTURE dated as of March 11, 1998 between PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation organized and existing under the laws of the State of New Mexico, Alvarado Square, Albuquerque, New Mexico 87158 (hereinafter called the "Company"), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation organized and existing under the laws of the State of New York, One Wall Street, New York, New York 10286 (hereinafter sometimes called the "Trustee"), as Trustee, party of the second part.

         WHEREAS, the Company did heretofore execute and deliver an Indenture of Mortgage and Deed of Trust dated as of June 1, 1947 (hereinafter referred to as the "Original Indenture"), to the Trustee to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder an initial series of bonds, designated as First Mortgage Bonds, 2-7/8% Series due 1977, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain First Supplemental Indenture dated as of January 1, 1948, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 3-3/8% Series due 1978, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Second Supplemental Indenture dated as of December 1, 1948, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 3-3/8% Series due 1977, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Third Supplemental Indenture dated as of December 1, 1950, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 3% Series due 1980, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Fourth Supplemental Indenture dated as of March 1, 1952, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 3-3/4% Series due 1982, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Fifth Supplemental Indenture dated as of April 1, 1954, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 3-5/8% Series due 1984, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Sixth Supplemental Indenture dated as of July 1, 1955, to the Trustee for the purpose of further assuring, conveying and confirming unto the Trustee additional property and also, by different description, certain property which is described in the Granting Clauses of the Original Indenture, no bonds having been created or issued thereunder; and


63028791.15                                                   Document No. 503

         WHEREAS, the Company did heretofore execute and deliver a certain Seventh Supplemental Indenture dated as of June 1, 1958, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 4-3/8% Series due 1988, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Eighth Supplemental Indenture dated as of February 1, 1961, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 4-7/8% Series due 1991, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Ninth Supplemental Indenture dated as of January 1, 1967, to the Trustee for the purpose of modifying certain provisions of the Original Indenture, no bonds having been created or issued thereunder; and

         WHEREAS, the Company did heretofore execute and deliver a certain Tenth Supplemental Indenture dated as of May 1, 1967, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 5-7/8% Series due 1997, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Eleventh Supplemental Indenture dated as of April 1, 1969, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 7-1/4% Series due 1999 (the "1969 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Twelfth Supplemental Indenture dated as of September 15, 1971, to the Trustee for the purpose of amending the Original Indenture in one respect and for the purpose of creating thereunder a series of bonds designated as First Mortgage Bonds, 8-1/8% Series due 2001 (the "1971 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Thirteenth Supplemental Indenture dated as of June 15, 1972, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 7-1/2% Series due 2002 (the "1972 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Fourteenth Supplemental Indenture dated as of December 1, 1974 (hereinafter referred to as the "Fourteenth Supplemental Indenture"), to the Trustee for the purpose of amending the Original Indenture in certain respects and for the purpose of further assuring, conveying and confirming unto the Trustee additional property, no bonds having been created or issued thereunder; and

         WHEREAS, the Company did heretofore execute and deliver a certain Fifteenth Supplemental Indenture dated as of March 15, 1975, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 9-1/8% Series due 2005 (the "1975 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Sixteenth Supplemental Indenture dated as of April 1, 1976, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1976 Pollution Control Series, none of which bonds is presently outstanding; and


63028791.15                                                   Document No. 503

         WHEREAS, the Company did heretofore execute and deliver a certain Seventeenth Supplemental Indenture dated as of June 1, 1977, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 8-1/8% Series due 2007 (the "1977 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Eighteenth Supplemental Indenture dated as of March 1, 1978, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1978 Pollution Control Series A, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Nineteenth Supplemental Indenture dated as of April 15, 1978, to the Trustee for the purpose of further assuring, conveying and confirming unto the Trustee additional property, no bonds having been created or issued thereunder; and

         WHEREAS, the Company did heretofore execute and deliver a certain Twentieth Supplemental Indenture dated as of May 1, 1978, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 9% Series due 2008 (the "1978 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Twenty-first Supplemental Indenture dated as of September 1, 1979, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1979 Pollution Control Series A, none of which bonds is presently outstanding hereunder; and

         WHEREAS, the Company did heretofore execute and deliver a certain Twenty-second Supplemental Indenture dated as of October 1, 1979, to the Trustee for the purpose of amending the Original Indenture in one respect and for the purpose of creating thereunder a series of bonds designated as First Mortgage Bonds, 10-1/8% Series due 2004, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Twenty-third Supplemental Indenture dated as of May 15, 1980, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1980 Pollution Control Series A, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Twenty-fourth Supplemental Indenture dated as of September 15, 1980, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 12.95% Series due 1985, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Twenty-fifth Supplemental Indenture dated as of October 1, 1981, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 17-1/2% Series due 2011, none of which bonds is presently outstanding; and


63028791.15                                                   Document No. 503

         WHEREAS, the Company did heretofore execute and deliver a certain Twenty-sixth Supplemental Indenture dated as of November 1, 1982, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 13-1/8% Series due 2012, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Twenty-seventh Supplemental Indenture dated as of September 1, 1983, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 12-7/8% Series due 2013, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Twenty-eighth Supplemental Indenture dated as of November 15, 1983, to the Trustee for the purpose of further assuring, conveying and confirming unto the Trustee additional property, no bonds having been created or issued thereunder; and

         WHEREAS, the Company did heretofore execute and deliver a certain Twenty-ninth Supplemental Indenture dated as of December 1, 1983, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1983 Pollution Control Series A, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Thirtieth Supplemental Indenture dated as of August 15, 1984, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 13-1/8% Series due 1994, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Thirty-first Supplemental Indenture dated as of September 15, 1984, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1984 Pollution Control Series, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Thirty-second Supplemental Indenture dated as of December 1, 1984, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1984 Pollution Control Series A, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Thirty-third Supplemental Indenture dated as of December 15, 1987 (the "33rd Supplement"), to the Trustee for the purpose of further assuring, conveying and confirming unto the Trustee additional property, no bonds having been created or issued thereunder; and

         WHEREAS, the Company did heretofore execute and deliver a certain Thirty-fourth Supplemental Indenture dated as of March 8, 1991, to the Trustee and created thereunder a series of bonds designated as first Mortgage Bonds, 1991 Series A, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Thirty-fifth Supplemental Indenture dated as of March 8, 1991, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1991 Series B, none of which bonds is presently outstanding; and


63028791.15                                                   Document No. 503

         WHEREAS, the Company did heretofore execute and deliver a certain Thirty-sixth Supplemental Indenture dated as of March 8, 1991, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1991 Series C, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Thirty-seventh Supplemental Indenture dated as of November 1, 1992 (hereinafter referred to as the "Thirty-seventh Supplemental Indenture"), to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1992 Pollution Control Series A (the "1992 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Thirty-eighth Supplemental Indenture dated as of January 1, 1993 (hereinafter referred to as the "Thirty-eighth Supplemental Indenture"), to the Trustee and created thereunder two new series of bonds designated as First Mortgage Bonds, 1993 Pollution Control Series A, and First Mortgage Bonds, 1993 Pollution Control Series B (collectively, the "First 1993 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Thirty-ninth Supplemental Indenture dated as of August 15, 1993 (hereinafter referred to as the "Thirty-ninth Supplemental Indenture"), to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1993 Pollution Control Series C (the "Second 1993 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Fortieth Supplemental Indenture dated as of August 15, 1993 (hereinafter referred to as the "Fortieth Supplemental Indenture"), to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1993 Pollution Control Series D (the "Third 1993 Series"; together with the First 1993 Series and the Second 1993 Series, the "1993 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Forty-first Supplemental Indenture dated as of December 14, 1993, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1993 Series A, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Forty-second Supplemental Indenture dated as of December 14, 1993, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1993 Series B, none of which bonds is presently outstanding; and

         WHEREAS, the Company did heretofore execute and deliver a certain Forty-third Supplemental Indenture dated as of June 7, 1995, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1995 Series A (the "First 1995 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Forty-fourth Supplemental Indenture dated as of June 7, 1995, to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1995 Series B (together with the First 1995 Series, the "1995 Series"); and

63028791.15                                                   Document No. 503

         WHEREAS, the Company did heretofore execute and deliver a certain Forty-fifth Supplemental Indenture dated as of December 1, 1996 (hereinafter referred to as the "Forty-fifth Supplemental Indenture"), to the Trustee and created thereunder two series of bonds designated as First Mortgage Bonds, 1996 Pollution Control Series A and First Mortgage Bonds, 1996 Pollution Control Series B (collectively, the "First 1996 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Forty-sixth Supplemental Indenture dated as of December 1, 1996 (hereinafter referred to as the "Forty-sixth Supplemental Indenture"), to the Trustee and created thereunder two series of bonds designated as First Mortgage Bonds, 1996 Pollution Control Series C and First Mortgage Bonds, 1996 Pollution Control Series D (collectively, the "Second 1996 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Forty-seventh Supplemental Indenture dated as of December 1, 1996 (hereinafter referred to as the "Forty-seventh Supplemental Indenture"), to the Trustee and created thereunder two series of bonds designated as First Mortgage Bonds, 1996 Pollution Control Series E and First Mortgage Bonds, 1996 Pollution Control Series F (collectively, the "Third 1996 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Forty-eighth Supplemental Indenture dated as of December 1, 1996 (hereinafter referred to as the "Forty-eighth Supplemental Indenture"), to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1996 Pollution Control Series G (the "Fourth 1996 Series"; together with the First 1996 Series, the Second 1996 Series and the Third 1996 Series, the "1996 Series");

         WHEREAS, the Company did heretofore execute and deliver a certain Forty-ninth Supplemental Indenture dated as of February 1, 1997 (hereinafter referred to as the "Forty-ninth Supplemental Indenture"), to the Trustee and created thereunder two series of bonds designated as First Mortgage Bonds, 1997 Pollution Control Series A and First Mortgage Bonds, 1997 Pollution Control Series B (collectively, the "First 1997 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Fiftieth Supplemental Indenture dated as of February 1, 1997 (hereinafter referred to as the "Fiftieth Supplemental Indenture"), to the Trustee and created thereunder two series of bonds designated as First Mortgage Bonds, 1997 Pollution Control Series C and First Mortgage Bonds, 1997 Pollution Control Series D (collectively, the "Second 1997 Series"); and

         WHEREAS, the Company did heretofore execute and deliver a certain Fifty-first Supplemental Indenture dated as of February 1, 1997 (hereinafter referred to as the "Fifty-first Supplemental Indenture"), to the Trustee and created thereunder two series of bonds designated as First Mortgage Bonds, 1997 Pollution Control Series E and First Mortgage Bonds, 1997 Pollution Control Series F (collectively, the "Third 1997 Series"); and

63028791.15                                                   Document No. 503

         WHEREAS, the Company did heretofore execute and deliver a certain Fifty-second Supplemental Indenture dated as of February 1, 1997 (hereinafter referred to as the "Fifty-second Supplemental Indenture"), to the Trustee and created thereunder a series of bonds designated as First Mortgage Bonds, 1997 Pollution Control Series G (the "Fourth 1997 Series"; together with the First 1997 Series, the Second 1997 Series and the Third 1997 Series, the "1997 Series"); and

         WHEREAS, on March 11, 1998, all bonds of the 1995 Series were surrendered by the Company to the Trustee for cancellation; none of the bonds of the 1995 Series is presently outstanding; and

         WHEREAS, on March 11, 1998, (i) the Company deposited with the Trustee in accordance with the provisions of the Original Indenture cash in the amount necessary for the redemption of all bonds of the following series: the 1969 Series, the 1971 Series, the 1972 Series, the 1975 Series, the 1977 Series and the 1978 Series (collectively, the "Defeased Series"), and (ii) notice of redemption of the Defeased Series was given as in Article 5 of the Original Indenture provided; none of the bonds of the Defeased Series is presently outstanding; and

         WHEREAS, on March 11, 1998, after giving effect to such surrender, deposit and giving of notice, the aggregate principal amount of bonds of each series presently outstanding (the "Presently Outstanding Series") is as follows:

                                                  Principal Amount
                        Series                       Outstanding
                        ------                    ----------------

          1992 Series                               $ 37,300,000
          First 1993 Series (Series A)                26,000,000
          First 1993 Series (Series B)                20,000,000
          Second 1993 Series                         100,000,000
          Third 1993 Series                           36,000,000
          First 1996 Series (Series A)                17,712,379
          First 1996 Series (Series B)                 5,287,621
          Second 1996 Series (Series C)               30,838,793
          Second 1996 Series (Series D)                9,206,207
          Third 1996 Series (Series E)                28,493,828
          Third 1996 Series (Series F)                 8,506,172
          Fourth 1996 Series (Series G)               65,000,000
          First 1997 Series (Series A)                24,000,000
          First 1997 Series (Series B)                16,000,000
          Second 1997 Series (Series C)               22,200,000
          Second 1997 Series (Series D)               14,800,000
          Third 1997 Series (Series E)                13,800,000
          Third 1997 Series (Series F)                 9,200,000
          Fourth 1997 Series (Series G)               90,000,000
                                                    ------------
                                                    $574,345,000;  and
                                                    ============

63028791.15                                                   Document No. 503

         WHEREAS, all bonds of the Presently Outstanding Series have been pledged in good faith by the Company as specified in the indentures supplemental to the Original Indenture creating such series; and

         WHEREAS, the pledgee of all of the bonds of the Presently Outstanding Series (the "Pledgee") is not an affiliate of the Company or of any other obligor on the bonds; and

         WHEREAS, the Company desires to change, alter and amend the Original Indenture (as heretofore supplemented and amended) in certain respects; and to that end the Company desires to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

         WHEREAS, it is provided in Article 15 of the Original Indenture that the Company and the Trustee, with the consent of the holders of at least 75% in aggregate principal amount of the bonds at any time outstanding, may enter into an indenture supplemental thereto for the purpose of changing or altering in any manner any of the provisions of the Original Indenture subject to certain limitations specified in said Article 15; and

         WHEREAS, the Pledgee has, as to all Presently Outstanding Series (aggregating $574,345,000 in principal amount) other than the First 1993 Series ($46,000,000 in principal amount) and the Fourth 1996 Series ($65,000,000 in principal amount) (all bonds of the Presently Outstanding Series other than bonds of the First 1993 Series and bonds of the Fourth 1996 Series are hereinafter collectively called the "Consenting Bonds"; the Consenting Bonds aggregating $463,345,000 in principal amount), consented in writing (the "Written Consent"), in the manner provided in Article 15 of the Original Indenture, to the execution and delivery of this Fifty-third Supplemental Indenture and the changes, alterations and amendments to the Original Indenture (as heretofore supplemented and amended) made by this Fifty-third Supplemental Indenture, and the Board of Directors has, by resolution, duly authorized and directed the execution and delivery of this Fifty-third Supplemental Indenture;

         AND WHEREAS, all conditions and requirements necessary to make this Fifty-third Supplemental Indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery of this Fifty-third Supplemental Indenture have been in all respects duly authorized;

         NOW, THEREFORE,  THIS FIFTY-THIRD  SUPPLEMENTAL  INDENTURE  WITNESSETH:
That Public Service Company of New Mexico, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Original Indenture, for the benefit of those who shall hold the bonds, or any of them, to be issued hereunder and thereunder, as hereinafter provided, as follows:

                                   ARTICLE 1.

                          CHANGES TO ARTICLES 1 AND 3.

         SECTION 1.01. Anything in Section 1.03(g) of the Original Indenture to the contrary notwithstanding, an engineer may also be a limited liability company, a limited liability partnership, a limited partnership or any other firm or person.

         SECTION 1.02. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, the Company shall no longer be entitled to apply to the Trustee for the authentication and delivery of bonds under the Indenture, whether upon the basis of (i) property additions included in a computation of net property additions (Section 3.04), (ii) bonds theretofore authenticated and delivered under the Indenture that shall have been paid, retired, redeemed, cancelled or surrendered to the Trustee for cancellation, or for the payment, retirement or redemption of which moneys in the necessary amount shall have been deposited with, or shall then be held, by the Trustee (Section 3.07), (iii) cash (Section 3.08) or (iv) prior lien bonds (Section 3.11).


                                   ARTICLE 2.

                          CHANGES TO ARTICLES 4 AND 6.

         SECTION 2.01. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, the following Sections of Article 4 of the Original Indenture (as heretofore amended and supplemented) are hereby deleted in their entirety and shall no longer have any force or effect as covenants of the
Company: Sections 4.07, 4.10, 4.11, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22.

         SECTION 2.02. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, (i) the dollar amount in Section 4.06 of the Original Indenture (as heretofore amended) is increased from $500,000 to $25,000,000, and
(ii) the requirement for an annual certificate described in the concluding sentence of the first paragraph of such Section 4.06 is deleted.

         SECTION 2.03. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, the following new Section 4.25 is added to the Original
Indenture:

                  "Section 4.25. The Company covenants and agrees that (i) it will request releases from the lien of this Indenture pursuant to
         Section 8.14 only if it shall, not later than the effectiveness of such releases, have subjected to the operation and lien of this Indenture property as would be included in the definition of property additions contained in Section 1.05 which has a fair value to the Company at least equal to the fair value of the property the release of which is being requested, and (ii) any property so to be subjected to the operation and lien of this Indenture shall not be subject to a mortgage or other lien (except permitted encumbrances) prior to the lien of this Indenture to secure bonds or other evidences of indebtedness of any person."

         SECTION 2.04. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, Section 6.04(d) of the Original Indenture is amended to eliminate therefrom any requirement that any report be filed by the Trustee with the Securities and Exchange Commission.


                                   ARTICLE 3.

                              CHANGES TO ARTICLE 8.

         SECTION 3.01. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, Section 8.03 is changed to (i) increase the percentage in clause (ii)(a) of Section 8.03 from sixty per centum (60%) to one hundred per centum (100%) and (ii) delete therefrom clause (ii) (b) in its entirety.

         SECTION 3.02. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, Section 8.04 is changed to increase the dollar amount therein specified from $25,000 to $5,000,000.

         SECTION 3.03. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, Section 8.11 is changed as follows:

                  (A) subdivision (1) of Section 8.11 is changed to (i) decrease the percentage amount in clause (a) of such subdivision from 166% to 100%, (ii) delete in their entirety clauses (b) and (c) of , and the proviso to, such subdivision and (iii) add a new clause (b): "and/or
         (b) in an amount equal to the cost or fair value to the Company (whichever is less) of property additions then being subjected to the operation and lien of this Indenture by an indenture supplemental hereto";

                   (B) the third paragraph of Section 8.11 is changed to (i) include a reference to subdivision (1)(b) in addition to the reference to subdivision (1)(a) and (ii) amend sub-paragraph (a) thereof in its entirety to read as follows: "(a) an engineer's certificate specifying the property additions either (i) purchased, constructed or otherwise acquired by the Company subsequent to the receipt by the Trustee of the trust monies being withdrawn or (ii) then being subjected to the operation and lien of this Indenture; and containing the statements required by paragraphs (a) through (h) of subdivision (3)(B) of Section
         3.06 (with such omissions and variations as may be appropriate by reason of the fact that the withdrawal of trust moneys under this
         Section 8.11 rather than the authentication and delivery of bonds is being applied for;";

                   (C) the fourth paragraph of Section 8.11 (pertaining to former subdivisions (1)(b) and (c) of Section 8.11) is deleted in its entirety; and

                   (D) the sixth paragraph of Section 8.11 (pertaining to the purchase or redemption of bonds by the Trustee) is deleted therefrom.

         SECTION 3.04. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, the following new Section 8.14 is added to the Original
Indenture:

                           "SECTION 8.14. The Trustee shall,  whenever from time
              to time requested by the Company, and without requiring compliance with any of the provisions of Section 8.03 of this Indenture, release from the lien of this Indenture any or all of the mortgaged property; such release to be made upon receipt by the Trustee of:

                       (A) A written  request of the  Company for the release of
                  any property, describing the same in reasonable detail.

                       (B) A certificate of the Company  stating that no default
                  as defined in Section 9.01 has happened and is continuing.

                       (C) An  engineer's  certificate,  made and dated not more
                  than sixty (60) days prior to the time of such application, setting forth in substance as follows:

                              (1) the then fair  value,  in the  opinion  of the
                             signer, of the property to be released;

                              (2) the then  fair  value to the  Company,  in the
                             opinion of the signer, of any property as would be included in the definition of property additions contained in Section 1.05 which will be subjected to the operation and lien of this Indenture in lieu of the property being released, which fair value shall be at least equal to the then fair value specified in the foregoing clause (1) (if an independent engineer's certificate as provided for in the following sub-paragraph (D) is required, the then fair value of the property to be released shall be deemed to be as stated in such engineer's certificate or such independent engineer's certificate, whichever is the higher); and

                              (3) that such  release  is, in the  opinion of the
                             signer, desirable in the conduct of the business of the Company and will not impair the security under this Indenture in contravention of the provisions hereof.

                       (A) In case, as shown by said engineer's certificate, the
                  fair value of the property to be released and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificate required pursuant to sub-paragraph (C), and any similar certificates pursuant to any other sections of this Article 8 or any sections of any indenture supplemental hereto, is ten per centum (10%) or more of the aggregate principal amount of bonds at the time outstanding, unless the fair value of the property to be released, as set forth in the certificate, is less than $25,000 or less than one per centum (1%) of the aggregate principal amount of bonds at the time outstanding, an independent engineer's certificate, made and dated not more than sixty (60) days prior to the date of such application, stating that the signer has examined the written request furnished to the Trustee; stating as to such property the then fair value thereof in the opinion of the signer, together with the signer's report thereon which shall contain a brief statement of the conditions governing the signer's determination of such fair value and stating that in the opinion of the signer such release will not impair the security under this Indenture in contravention of the provisions hereof; and in case, as shown by said engineer's certificate, the consideration for the property to be released includes additional property of a fair value to the Company of not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding, and if such property has, within six months prior to the date of acquisition thereof by the Company, been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, a similar independent engineer's certificate with respect to the then fair value to the Company of such additional property shall also be furnished to the Trustee.

                       (B) The indentures supplemental hereto, mortgages, deeds,
                  conveyances, assignments, transfers and instruments of further assurance, if any, specified in clause (2) of the opinion of counsel referred to in the following sub-paragraph (F).

                       (C) An opinion of counsel:

                              (1) stating that the  instruments  which have been
                             or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to execute and deliver the release requested, and that the property may be released from the operation of the lien of this Indenture pursuant to the provisions of this
                             Section 8.14; and

                              (2) specifying the indentures supplemental hereto,
                             mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance which will be sufficient to subject to the direct lien of this Indenture the property described in clause (2) of the above-mentioned engineer's certificate.

                       (A) A  certificate  of  the  Company  and an  opinion  of
                  counsel as to compliance with conditions precedent."

         SECTION  3.05.  The following new Section 8.15 is added to the Original
Indenture:

                      "SECTION 8.15.  (a) The Trustee shall,  whenever from time to time requested by the Company, and without requiring compliance with any provisions of Section 8.03 of this Indenture or requiring the substitution of any property or securities therefor, release from the lien of this Indenture any or all of the mortgaged property which, on the date of such release: (I) is (i) properly chargeable to any of the following accounts established under the Uniform System of Accounts Prescribed for Public Utilities and Licensees subject to the provisions of the Federal Power Act as promulgated by the Federal Energy Regulatory Commission (18 C.F.R.
              Part 101) (the "System of  Accounts"):  303,  370,  389, 390, 391,
              392, 394, 396, 397, 398 and 399, or (ii) property which is carried on the Company's books of account as "nonutility property" or "plant held for future use", in each case as more fully detailed in Annex A to the Fifty-third Supplemental Indenture dated as of March 11, 1998, which supplemental indenture is an indenture supplemental hereto (the "Fifty-third Supplemental Indenture"); and (II) is not property which is included or intended to be included under the lien of the Indenture pursuant to Section 5.04 of the Fifty-third Supplemental Indenture; such release to be made by the Trustee upon receipt of:

                           (A) A written  request of the Company for the release
                  of any property, describing the same in reasonable detail and stating, as applicable, the account under the System of Accounts to which the same is properly chargeable or that the property is "nonutility property" or "plant held for future use" as detailed in Annex A to the Fifty-third Supplemental Indenture.

                           (B) A  certificate  of the  Company  stating  that no
                  default as defined in Section 9.01 has happened and is continuing.

                           (C) An  engineer's  certificate,  made and  dated not
                  more  than   sixty  (60)  days  prior  to  the  time  of  such
                  application, setting forth in substance as follows:

                                    (1) the then fair  value,  in the opinion of
                           the signer, of the property to be released (which fair value, when taken together with the fair value of any other property theretofore released under this
                           Section 8.15, as set forth in the applicable certificate required pursuant to this sub-paragraph
                           (1), shall not exceed $56,000,000); and

                                    (2)  that  such  release  will  not,  in the
                           opinion of the signer, impair the security under this Indenture in contravention of the provisions hereof.

                           (D) An opinion of counsel stating that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and constitute sufficient authority under this Indenture for the Trustee to execute and deliver the release requested, and that the property may be released from the operation of the lien of this Indenture pursuant to the provisions of this Section 8.15.

                           (E) A  certificate  of the  Company and an opinion of
                  counsel as to compliance with conditions precedent.

                      (b) The  provisions of this Section 8.15 shall cease to be applicable whenever the aggregate principal amount of bonds then outstanding shall be less than $574,345,000."


                                   ARTICLE 4.

                             CHANGES TO ARTICLE 12.

         SECTION 4.01. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, anything in Article 12 of the Original Indenture to the contrary notwithstanding, consolidations, mergers, conveyances, transfers and leases may involve any person having appropriate authority to carry on the business or businesses in question and/or who is lawfully entitled to acquire or lease and operate the mortgaged property.

         SECTION 4.02. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, Section 12.01 is changed by deleting therefrom in their entirety the ultimate and the antepenultimate provisos thereto.


                                   ARTICLE 5.

                          RELEASE OF MORTGAGED PROPERTY
                    UPON CANCELLATION OF ALL CONSENTING BONDS

         SECTION 5.01. Upon surrender for cancellation to the Trustee of all Consenting Bonds, unless a default as defined in Section 9.01 of the Original Indenture shall have occurred and be continuing, the Trustee shall, whenever from time to time requested by the Company, and without requiring compliance with any of the provisions of Section 8.03 of the Original Indenture, release from the lien of the Indenture any or all of the mortgaged property other than the Palo Verde Property (as defined in Section 5.02 of this Fifty-third Supplemental Indenture); such release or releases to be made upon receipt by the Trustee of:

                            (1) A written request of the Company for the release
                  of any property, either describing the same in reasonable detail or describing the same in sufficient detail as may (in the opinion of counsel) be appropriate in order to effectuate the release;

                            (2) A  certificate  of the Company  stating  that no
                  default as defined in Section 9.01 of the Original Indenture has happened and is continuing;

                            (3) An independent engineer's certificate,  made and
                  dated not more than sixty (60) days prior to the date of such application, stating that the signer has examined the written request furnished to the Trustee; stating as to such property the then fair value thereof in the opinion of the signer, together with the signer's report thereon which shall contain a brief statement of the conditions governing the signer's determination of such fair value and stating that in the opinion of the signer such release will not impair the security under this Indenture in contravention of the provisions hereof; and in case, as shown by said engineer's certificate, the consideration for the property to be released includes additional property of a fair value to the Company of not less than $25,000 and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding, and if such property has, within six months prior to the date of acquisition thereof by the Company, been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, a similar independent engineer's certificate with respect to the then fair value to the Company of such additional property shall also be furnished to the Trustee; provided, however, in the event that the Securities and Exchange Commission shall have ordered that the Company be relieved of its obligation under section 314(d) of the Trust Indenture Act of 1939 to deliver an independent engineer's certificate as contemplated by said Act in connection with a release pursuant to this Section 5.01, the Company need not deliver an independent engineer's certificate pursuant to this sub-paragraph (3) but shall instead only deliver the independent engineer's certificate referenced in sub-paragraph
                  (4) of this Section 5.01;

                            (4) if, as contemplated by sub-paragraph (3) of this
                  Section 5.01, the independent engineer's certificate in such sub-paragraph need not be delivered, an independent engineer's certificate, made and dated not more than (60) days prior to the date of such application, stating that the signer has examined the written request to the Trustee; stating as to the property remaining subject to the lien of the Indenture after giving effect to the release or releases for which such application is being made, the then fair value thereof in the opinion of the signer, together with the signer's report thereon which shall contain a brief statement of the conditions governing the signer's determination of such fair value; and

                            (5) A  certificate  of the Company and an opinion of
                  counsel as to compliance with conditions precedent.

         SECTION 5.02. "Palo Verde Property" shall mean (i) the PVNGS Land located in Maricopa County, Arizona (the PVNGS Plant Site, the Hassayampa Pumping Station and Effluent Pipeline and Miscellaneous Real Property Interests) previously described in the 33rd Supplement (recorded January 11, 1988 as Instrument No. 88-011327), but only to the extent of the Company's undivided ownership interest therein (and not of its undivided leasehold interest therein), including equitable ownership (including the Company's interests in ATI Title Agency of Arizona Trust No. 530 as described in the Fifteenth Amended

Affidavit of Trustee Trust No. 530 described below), and (ii) PVNGS and Related Improvements previously described in the 33rd Supplement, but only to the extent of the Company's undivided ownership interest therein (and not its undivided leasehold interest therein); provided, however, that Palo Verde Property (1) shall not include the transmission facilities and oil and diesel fuel inventories excluded from the 33rd Supplement pursuant to exclusions 1.III, 1.IV, 2.III, 2.IV, 3.III and 3.IV under the caption "B. PVNGS and Related Improvements" in the 33rd Supplement, (2) shall include the Company's ownership interests in Units 1 and 2 of PVNGS and common facilities of PVNGS as described in (i) Deed dated as of March 9, 1998 from State Street Bank and Trust Company (successor to The First National Bank of Boston), a Massachusetts trust company, in its capacity as Owner Trustee (the "PV1 Trustee") under that certain Trust Agreement dated as of December 16, 1985 (as amended as of April 30 and September 2, 1992) with the Company (assignee of Burnham Leasing Corporation, the beneficiary originally named in said Trust Agreement), to the Company, recorded on March 10, 1998 in the records of Maricopa County, Arizona as Instrument No. 98-0185678; (ii) Deed and Bill of Sale dated as of March 9, 1998 between the PV1 Trustee and the Company, recorded on March 10, 1998 in the Records of Maricopa County, Arizona as Instrument No. 98-0185679; (iii) Deed dated as of March 9, 1998 from State Street Bank and Trust Company (successor to The First National Bank of Boston), a Massachusetts trust company, in its capacity as Owner Trustee (the "PV2 Trustee") under that certain Trust Agreement dated as of August 12, 1986 (as amended as of April 30 and September 2, 1992) with the Company (assignee of Burnham Leasing Corporation, the beneficiary originally named in said Trust Agreement), to the Company, recorded on March 10, 1998 in the records of Maricopa County, Arizona as Instrument No. 98-0185682; (iv) Deed and Bill of Sale dated as of March 9, 1998 between the PV2 Trustee and the Company, recorded on March 10, 1998 in the Records of Maricopa County, Arizona as Instrument No. 98-0185683; and (v) Fifteenth Amended Affidavit of Trustee Trust No. 530 dated March 10, 1998 of ATI Title Agency of Arizona, Inc., as Trustee of its Trust No. 530, as recorded on March 10, 1998 in the Records of Maricopa County, Arizona, as Instrument No. 98-0185686 (the documents referenced in subclauses (i) through
(v) of this clause (2) being hereinafter referred to as the "Transfer Documents"); (3) shall not include the Company's 9.6% undivided ownership
interest  in  the  ANPP  High  Voltage   Switchyard  (as  defined  in  the  33rd
Supplement), and (4) shall not include the Company's undivided ownership interests in any other transmission facilities located wholly or partially on any of the real property constituting the PVNGS Land pursuant to the 33rd Supplement.

         SECTION 5.03. If any property released from the Lien of this Indenture as provided in Section 5.01 of this Fifty-third Supplemental Indenture or otherwise in the Original Indenture (as changed by this Fifty-third Supplemental Indenture) shall continue to be owned by the Company after such release, this Indenture shall not become or be, or be required to become or be, a lien upon such property or any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property unless the Company shall execute and deliver to the Trustee an indenture supplemental to the Indenture, in recordable form, containing a grant, conveyance, transfer and mortgage thereof.

         SECTION 5.04. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, this Indenture shall not become or be, or be required to become or be, a lien upon any property acquired by the Company on or after such effectiveness except that the lien of this Indenture shall include any improvement, extension or addition to any property not released from the lien of this Indenture pursuant to Section 5.01 of this Fifty-third Supplemental Indenture and any renewals, replacements or substitutions of or for any part or parts of such property.

         SECTION 5.05. Effective upon surrender for cancellation to the Trustee of all Consenting Bonds, anything in the Original Indenture (as heretofore amended) to the contrary notwithstanding, the Trustee shall forthwith, and without necessity for an application, request, officers' certificate or opinion of counsel (except as may otherwise be required by the Trust Indenture Act of 1939, as amended), release any and all trust moneys (as defined in Section 8.11 of the Original Indenture) then held by the Mortgage Trustee.



                                   ARTICLE 6.

                           CHANGES TO GRANTING CLAUSES


         SECTION 6.01. The Company confirms, acknowledges and agrees that, upon execution, delivery and recordation of the Transfer Documents, the Company's right, title and interest in and to the property transferred, assigned, granted and conveyed by the Transfer Documents became subject to the lien of the Indenture by virtue of the after-acquired property clauses thereof.

         SECTION 6.02. Effective upon (i) surrender for cancellation to the Trustee of all Consenting Bonds, and (ii) the execution, delivery and recordation of the Transfer Documents, all provisions of the Original Indenture as heretofore supplemented and amended subjecting to the lien of the Indenture after-acquired property (including, but without limitation, the full paragraph on page 69 of the Original Indenture and the first two paragraphs on page 70 of the Original Indenture, immediately preceding the caption "Excepted Property") are hereby deleted in their entirety and shall cease to have any force or effect whatsoever, subject, however, to the provisions of Section 5.04 of this Fifty-third Supplemental Indenture.

                                   ARTICLE 7.

                                  THE TRUSTEE.

         The Trustee accepts the trusts created by this Fifty-third Supplemental Indenture upon the terms and conditions in the Original Indenture and in this Fifty-third Supplemental Indenture set forth. Each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Fifty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Fifty-third Supplemental Indenture.

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

         To the extent permitted by Sections 13.02 and 13.03 of the Original Indenture, and without limitation of Section 13.06 of the Original Indenture, the Trustee may rely and shall be fully protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

                                   ARTICLE 8.

                            MISCELLANEOUS PROVISIONS.

         SECTION 8.01. The Original Indenture is in all respects, ratified and confirmed, and the Original Indenture, this Fifty-third Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Except as provided by this Fifty-third Supplemental Indenture, neither the execution of this Fifty-third Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Original Indenture, as supplemented, on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding under the Original Indenture, the Thirty-seventh Supplemental Indenture, the Thirty-eighth Supplemental Indenture, the Thirty-ninth Supplemental Indenture, the Fortieth Supplemental Indenture, the Forty-fifth Supplemental Indenture, the Forty-sixth Supplemental Indenture, the Forty-seventh Supplemental Indenture, the Forty-eighth Supplemental Indenture, the Forty-ninth Supplemental Indenture, the Fiftieth Supplemental Indenture, the Fifty-first Supplemental Indenture or the Fifty-second Supplemental Indenture. Except as provided by this Fifty-third Supplemental Indenture, all covenants and provisions of the Original Indenture shall continue in full force and effect, and this Fifty-third Supplemental Indenture shall form part of the Original Indenture. All terms defined in Article 1 of the Original Indenture, as amended, shall, for all purposes of this Fifty-third Supplemental Indenture, have the meanings in said Article 1 specified, unless the context otherwise requires.

         SECTION 8.02. This Fifty-third Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 8.03. In connection with any release of mortgaged property effected under the provisions of the Original Indenture (as heretofore modified) or the Fifty-third Supplemental Indenture, upon request of the Company, the Trustee shall execute and deliver such additional releases, termination statements and other instruments as shall be necessary or appropriate, in the opinion of the Company, to evidence the release of such mortgage property from the lien of the Indenture.

         IN WITNESS WHEREOF, Public Service Company of New Mexico, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President or its Treasurer or an Assistant Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and The Bank of New York, party of the second part, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by one of its Assistant Secretaries or Assistant Treasurers for and in its behalf, all as of the day and year first above written.

                                   PUBLIC SERVICE COMPANY OF
                                   NEW MEXICO


                                   By
                                      --------------------------------
                                      Name:
                                      Title:

Attest:


-------------------------
Secretary

(Corporate Seal)
                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By
                                      --------------------------------
                                        Van K. Brown
                                        Assistant Vice President

Attest:


-------------------------
Assistant Treasurer

(Corporate Seal)

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

         On this 11th day of March, 1998, before me appeared Van K. Brown, to me personally known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of THE BANK OF NEW YORK, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Van K. Brown acknowledged said instrument to be the free act and deed of said corporation.



                                             -------------------------------
                                                      Notary Public








(Notarial Seal)



STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )

         This instrument was acknowledged before me on March 11, 1998, by Van K. Brown as an Assistant Vice President of THE BANK OF NEW YORK.




                                             -------------------------------
                                                      Notary Public

                                                                         ANNEX A
                                                                  to Fifty-third
                                                          Supplemental Indenture

  I.     NONUTILITY PROPERTY

         A.  E.W.B.U (ELECTRIC)

                LAND: JOHN STREET SUB SITE
                LAND: MONROE SUB SITE
                LAND: RIBBLE WATER RIGHTS
                LAND: PERSON STATION-SCHWARTZMAN

         B.  G.C.N.M (GAS)

                LAND IN BELEN (LOT)

         C.  ENERGY SERVICES:

                L.V. ASYLUM PROPERTY (LAND)
                HAGGERMAN LAND & FENCE
                SANTA FE PUMP STATION SITE: COLLEGE ST.
                SANTA FE PUMP STATION SITE: OLD DEMPSEY
                SANTA FE TWO MILE RESERVOIR SITE TRACTS
                SANTA FE FILTER PLANT SITE 72 ACRES
                CORPORATE-ALLOCATED UTILITY PLANT
                LAND: PINO LA CIENAGE-WATER RIGHTS
                LAND: HAGGERMAN-WATER RIGHTS
                ENERGY SERVICE-G/L ONLY
                WATER SERVICES PROPERTY-G/L ONLY

         D.  CORPORATE;

                LAND: HQ
                LAND:AS
                LEASED FLOOR: HQ
                LEASED FLOOR: AS(FBI)


  II. PLANT HELD FOR FUTURE USE

         F.  E.W.B.U (ELECTRIC):

                LAND: NORTH ALBUQUERQUE ACRES
                LAND: RIO RANCHO ENCHANTED HILLS SUB.
                LAND: SANTA FE OLD SERVICE CENTER
                LAND: PRAGER STATION
                LAND: PERSON STATION


63028791.15                                                   Document No. 503